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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Empire Banc Corporation on Form S-8 (Registration Statement Nos. 33-58578, 333-36747, 333-63759), of our report dated January 20, 2000, except for Note 19, as to which the date is February 7, 2000, on the consolidated financial statements of Empire Banc Corporation, as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in the 1999 Annual Report on Form 10-K of Empire Banc Corporation.


                              /s/ Crowe, Chizek and Company LLP
                              ----------------------------------
                              Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 27, 2000